UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 22, 2008 (Australian Eastern Standard Time), HeartWare Limited announced, via an Australian Securities Exchange (“ASX”) announcement, that the Federal Court of Australia ordered that the Schemes of Arrangement (Schemes) between HeartWare Limited (Company) and its shareholders (Share Scheme), optionholders (Option Scheme) and performance rights holders (Performance Rights Scheme) be approved.

The Schemes will become effective once a copy of the Court orders have been lodged with the Australian Securities and Investments Commission, which the Company intends to do on October 31, 2008 (Effective Date).

As at the close of business on the Effective Date, the Company’s shares will be suspended from quotation on ASX. The securities of HeartWare International, Inc. are expected to commence trading on a deferred settlement basis on November 3, 2008, being the first business day after the Effective Date.

The record date for determining entitlements to consideration under the Schemes will be 7:00 PM on November 7, 2008.

The Schemes are expected to be implemented on November 11, 2008. No further action is required by shareholders, optionholders and performance rights holders of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 ASX announcement, Federal Court Approved for Schemes of Arrangement, dated October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: October 30, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Business Officer